UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2023

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30, 2023, Pacific Biosciences of California, Inc. (the “Company”) consummated the previously announced privately negotiated exchange with Chimera Investment LLC (“Chimera”), a holder of its outstanding 1.50% Convertible Senior Notes due 2028 (the “2028 Notes”), pursuant to which the Company issued $441 million in aggregate principal amount of the Company’s 1.375% Convertible Senior Notes due 2030 (the “New Notes”) in exchange for $441 million principal amount of the 2028 Notes (the “Exchange Transaction”), pursuant to exemptions from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

The Company did not receive any cash proceeds from the Exchange Transaction. In exchange for issuing the balance of the New Notes pursuant to the Exchange Transaction, the Company received and cancelled the 2028 Notes exchanged therefor. In addition, the Company paid Chimera an amount in cash representing accrued and unpaid interest on the 2028 Notes through the closing of the Exchange Transaction on June 30, 2023. Following the consummation of the Exchange Transaction, approximately $459 million in aggregate principal amount of 2028 Notes remains outstanding with terms unchanged.

Indenture

On June 30, 2023, the Company entered into an indenture relating to the issuance of the New Notes (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Notes bear interest at a rate of 1.375% per annum. Interest on the New Notes is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2023. The New Notes will mature on December 15, 2030, subject to earlier conversion, redemption or repurchase.

The New Notes are convertible at the option of the holder at any time until the second scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The New Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “common stock”), based on an initial conversion rate of 46.5116 shares of common stock per $1,000 principal amount of the New Notes (which is equal to an initial conversion price of approximately $21.50 per share), subject to customary anti-dilution and other adjustments as a result of certain extraordinary transactions.

On or after June 20, 2028, the New Notes will be redeemable by the Company in the event that the closing sale price of the common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such New Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a fundamental change (as defined in the Indenture), the holders of the New Notes may require that the Company repurchase all or part of the principal amount of the New Notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date, and all unpaid interest from the fundamental change repurchase date to, but excluding, the maturity date.

The following events are considered “events of default” with respect to the New Notes, which may result in the acceleration of the maturity of the New Notes:

(1) the Company defaults in any payment of interest on the New Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the New Notes when due and payable at the relevant stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the New Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of 3 business days;

(4) failure by the Company to give a fundamental change notice when due with respect to the New Notes;

(5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) failure by the Company to comply with any of its other agreements contained in the New Notes or the Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the New Notes then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company from the Trustee or to the Company and the Trustee from holders of at least 25% in aggregate principal amount of the New Notes then outstanding in accordance with the Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding New Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the New Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the New Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the New Notes, if any, will be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Indenture, the form of New Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On June 30, 2023, the Company issued $441 million aggregate principal amount of the New Notes to Chimera in exchange for $441 million aggregate principal amount of the 2028 Notes in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were issued to Chimera in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Chimera in the previously disclosed exchange agreement, dated June 23, 2023, between the Company and Chimera.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of June 30, 2023, by and between Pacific Biosciences of California, Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of 1.375% Convertible Senior Note due 2030 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Susan Kim
Susan Kim
Chief Financial Officer
Date: June 30, 2023